[LOGO OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.]

                                January 21, 2000



Board of Directors
The Wet Seal, Inc.
26972 Burbank
Foothill Ranch, California 92610

               Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by The Wet Seal, Inc. (the "Company") with the Securities and Exchange Commission on or about January 21, 2000 pursuant to the Securities Act of 1933, as amended (the "Act"), you have requested that we furnish to you our opinion as to the legality of the 348,500 shares of Class A Common Stock, $.10 par value per share (the "Class A Common Stock"), being registered under the Registration Statement and being offered by the stockholders of the Company named in the section entitled "Selling Stockholders" in the Registration Statement (the "Selling Stockholders").

                  We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such corporate documents of the Company, certificates of public officials and certificates of officers of the Company and such other documents and agreements and records and papers as we have deemed necessary or appropriate in order to render this opinion.

                  In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based upon and subject to the foregoing, we are of the opinion that the shares of Class A Common Stock being offered by the Selling Stockholders have been duly and validly authorized and, when the Registration Statement shall have become effective, and when the Class A Common Stock being offered by the Selling Stockholders pursuant thereto have been sold for good and valuable consideration upon the terms and conditions described in the




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Registration  Statement,  such  Class A Common  Stock  will be duly and  validly issued, fully paid and non-assessable.

                  This law firm is a registered limited liability partnership organized under the laws of the State of Texas. Our opinion relates only to the laws of the State of New York and the federal law of the United States of America. We express no opinion as to the law of any other jurisdiction.

                  This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any facts or circumstances that may hereafter come to our attention.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereof.

                                Very truly yours,



                                /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.